Exhibit 23.a

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of DNA Precious Metals, Inc. on Form S-1, Amendment No 1 of our report dated March 13, 2013 with respect to our audit of the financial statements of DNA Precious Metals, Inc. as of December 31, 2012 and 2011 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ KBL LLP

KBL LLP
New York, NY
February 11, 2014